As filed with the Securities and Exchange Commission on January  26, 2000
                                                        Registration No. 333-___

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 --------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 --------------

                      COMMODORE APPLIED TECHNOLOGIES, INC.
             (Exact name of Registrant as specified in its charter)

             DELAWARE                               11-3312952
   (State or other jurisdiction                  (I.R.S. Employer
of incorporation or organization)               Identification No.)

                                PAUL E. HANNESSON
                   CHAIRMAN OF THE BOARD, PRESIDENT AND CHIEF
                                EXECUTIVE OFFICER
                      COMMODORE APPLIED TECHNOLOGIES, INC.

 150 EAST 58TH STREET, SUITE 3400        150 EAST 58TH STREET, SUITE 3400
        NEW YORK, NY 10155                      NEW YORK, NY 10155
          (212) 308-5800                          (212) 308-5800
(Address, including zip code, and     (Name, address, including zip code, and
   telephone number, including         telephone number, including area code,
    area code, of registrant's                 of agent for service)
   principal executive offices)

                                -----------------
                          COPIES OF COMMUNICATIONS TO:

                             STEPHEN A. WEISS, ESQ.
                            ANTHONY J. MARSICO, ESQ.
                                GREENBERG TRAURIG, LLP.
                                METLIFE BUILDING
                           200 PARK AVENUE, 15TH FLOOR
                            NEW YORK, NEW YORK 10166
                                 (212) 801-9200

                               ------------------
        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
    From time to time as described in the Prospectus after the effective date of this Registration Statement.

                               ------------------

      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |_|

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                               ------------------

                                               (Continued on the following page)

                         CALCULATION OF REGISTRATION FEE

================================================================================
                                      PROPOSED
                                       MAXIMUM        PROPOSED
      TITLE OF           AMOUNT       OFFERING        MAXIMUM        AMOUNT OF
  SECURITIES TO BE       TO BE          PRICE        AGGREGATE     REGISTRATION
     REGISTERED       REGISTERED(1)   PER SHARE    OFFERING PRICE       FEE
--------------------------------------------------------------------------------
Common Stock, par      10,000,000       $1.28       $12,800,000    $3,379.20
value $0.001 per         shares
share
================================================================================

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(1)   Pursuant to Rule 416 under the Securities Act of 1933, as amended (the
      "Securities Act"), the number of shares of common stock, par value $0.001 per share (the "Common Stock"), of Commodore Applied Technologies, Inc. being registered shall be adjusted to include any additional shares which may become issuable as a result of stock splits, stock dividends, or similar transactions.

(2) Computed in accordance with Rule 457(c) under the Securities Act solely for the purpose of calculating the total registration fee. Based on the average of the high and low prices (rounded to the nearest cent) of the Common Stock as reported on the American Stock Exchange on January 24, 2000.

      THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                 SUBJECT TO COMPLETION, DATED JANUARY 26, 2000

PROSPECTUS

                                10,000,000 SHARES

                      COMMODORE APPLIED TECHNOLOGIES, INC.

                                  COMMON STOCK

                                -----------------

            The selling stockholders listed on page 12 of this prospectus are selling these shares for their own accounts.

            Our common stock is traded on the American Stock Exchange under the symbol CXI.

                                   ----------

      INVESTING IN THE COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 3.

            NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                   ----------

                 The date of this prospectus is _______ __, 2000

      No one (including any salesman or broker) is authorized to provide oral or written information about this offering that is not included in this prospectus.

                                TABLE OF CONTENTS

                                                                            Page

                                                                            ----

About Commodore Applied Technologies.........................................2

Recent Development...........................................................2

Risk Factors.................................................................3

Forward-Looking Statements..................................................10

Use Of Proceeds.............................................................11

Selling Stockholders........................................................11

Plan Of Distribution........................................................12

Legal Matters...............................................................13

Experts.....................................................................13

Where You Can Find More Information.........................................13

SET is a trademark of Commodore Applied Technologies, Inc.

                      ABOUT COMMODORE APPLIED TECHNOLOGIES

      We are an environmental treatment and services company that provides a range of services related to remediating contamination in soils, liquids and other materials and disposing of or reusing certain waste by-products. Our environmental services business, which accounts for substantially all of our current revenues, offers a full range of services related to environmental management for on-site and off-site identification, investigation, remediation and management of hazardous, mixed and radioactive wastes, as well as waste remediation services through the use of our proprietary technology, known as SET (solvated electron technology). We believe that SET is the only patented, non-thermal, portable and scalable process that is currently available for treating and decontaminating soils, liquids and other materials containing PCBs, pesticides, dioxins, chemical weapons and warfare agents and other toxic contaminants.

      Demand for our environmental technology and services is anticipated to arise principally from two sources:

      o the need for alternative environmental treatment and disposal methods for toxic substances (such as the SET technology), which involve limited safety risks with respect to air pollution and transportation of hazardous materials and do not result in large volumes of residual waste that require further treatment prior to disposal; and

      o stricter legislation and regulations mandating new or increased levels of air and water pollution control and solid waste management.

      Our business strategy is to expand our environmental services business and commercialize our SET technology. We plan to execute this strategy by:

      o strengthening our relationships with our present industrial and government-sector customers, particularly the Department of Energy and Department of Defense, by continuing to provide high-quality environmental management and consulting services;

      o focusing our marketing efforts with respect to the SET technology on selected niche markets within certain strategic environmental market segments, such as government mixed waste remediation and chemical weapons demilitarization, where we believe SET offers the greatest value and meets pressing customer needs; and

      o establishing additional collaborative joint working and marketing arrangements with established engineering and environmental service organizations to pursue commercial opportunities in the public and private sector.

      We are incorporated under the laws of the State of Delaware. Our principal executive offices are located at 150 East 58th Street, Suite 3400, New York, New York 10155, and our telephone number at that address is (212) 308-5800.

                               RECENT DEVELOPMENT

     On November 4, 1999, we completed a $2,500,000 private placement financing with The Shaar Fund Ltd. We issued to The Shaar Fund 335,000 shares of a new Series E convertible preferred stock, convertible into our common stock at the market price on the date of conversion at any time after April 30, 2000 and up through April 30, 2003, at which time it automatically converts into our common stock. The Series E convertible preferred stock has a variable rate dividend averaging 8.15% over the term of the securities. We reserved the right to redeem all of the Series E preferred stock on or before April 30, 2000 by payment of $2,800,000 plus any accrued dividends. Depending upon the share price at the time of conversion, the issuance of the common shares relating to the conversion may be subject to shareholder approval. In addition, we issued to The Shaar Fund a warrant to purchase up to 312,500 shares of our common stock (subject to adjustment) at a purchase price equal to 110% of the market price on the date of exercise. The warrant expires on November 4, 2004.

                                  RISK FACTORS

      You should carefully consider the risks described below before deciding to invest in our common stock. The risks and uncertainties we describe below are not the only ones that we face. Additional risks and uncertainties that we do not presently know about or that we currently believe are immaterial may also impair our business operations. If any of the possible events described below actually occurred, our business, financial condition or results of operations could be materially adversely affected. If that happened, the trading price of our common stock could decline, and you could lose all or part of your investment.

WE HAVE A HISTORY OF LOSSES FROM OPERATIONS AND WE EXPECT TO INCUR LOSSES IN THE FUTURE

      We have experienced significant operating losses since our inception. We had net losses of $5,643,000 during 1996, $15,694,000 during 1997, $ 5,535,000 during 1998 and $2,350,000 during the nine months ended September 30, 1999. Our losses have resulted from a combination of:

      o     significant investments in our research and development activities;

      o large expenditures for infrastructure to support our anticipated future growth;

      o     significant costs associated with our commercialization activities;

      o lack of meaningful revenues due to significant delays in our obtaining material project contracts from potential governmental and private-sector customers; and

      o     general and administrative expenses.

Until we are able to begin one or more large projects for our SET technology, which we have been unable to obtain to date, or until such time as other projects are begun, if ever, we will continue to experience losses. We expect to incur operating losses in the future due primarily to:

      o continuing expenditures for our product development and commercialization activities;

      o     investments in complementary products and technologies; and

      o costs associated with expansion of our environmental management services business.

      As a result of these losses, as of September 30, 1999, we had an accumulated deficit of approximately $37,795,000. In an attempt to control our losses we undertook certain actions in 1998 and 1999 resulting in the reduction of our workforce, the closing of ancillary office locations and the elimination of all non-core business activities. Even though we have taken such steps, there can be no assurance that we will be able to operate profitably in the year 2000, or in the future.

OUR SET TECHNOLOGY HAS NOT BEEN PROVEN TO BE EFFECTIVE ON A LARGE-SCALE COMMERCIAL BASIS

      Our SET technology has never been utilized on a large-scale basis. There can be no assurance that this technology will perform successfully in tests or on a large-scale commercial basis or that it will be profitable. We have never tested SET under the conditions and in the volumes that will be required to be profitable, and we cannot predict all of the difficulties that may arise. In addition, not all of the results of the tests we conducted on SET have been verified by an independent testing laboratory. Thus, it is possible that this technology may require further research, development, design and testing, as well as regulatory clearances, before it can be commercialized on a large scale. If we encounter difficulties in testing SET on a large-scale basis, we may not be able to successfully demonstrate SET to regulatory authorities from whom we must obtain permits in order to operate our business successfully. Additionally, our ability to operate our business successfully will depend on a variety of factors, many of which are beyond our control, including:

      o competition from companies with greater financial and other resources than we have;

      o     cost and availability of supplies that we use;

      o changes in governmental initiatives and requirements that affect our technologies and services;

      o     changes in regulatory requirements that apply to our business; and

      o     costs associated with equipment repair and maintenance.

WE MAY NOT BE ABLE TO OBTAIN ANY COLLABORATIVE AGREEMENTS, LICENSES OR PROJECT CONTRACTS

      Our business is largely dependent on entering into collaborative joint working arrangements with established engineering and environmental companies, or entering into joint venture agreements involving the application of our technologies. To date, only one of our operating subsidiaries and its collaborative joint working partners have been awarded material project contracts. There can be no assurance that we will be able to enter into any other definitive joint project arrangements or joint venture collaborative agreements. Even if we are able to enter into such arrangements or agreements, there can be no assurance that they will be on terms and conditions that are sufficiently beneficial to us, or that they will enable us to generate profits. If we are not able to enter into commercially attractive collaborative working arrangements in the future, we may have to license our technologies to third parties that are not affiliated with us. There also can be no assurance that we will be able to enter into such license arrangements or, if we do, that such arrangements will produce any income to us. In addition, our existing project contracts, and any project contract that may be awarded to us and/or any of our joint working partners in the future, may be curtailed, delayed, redirected or terminated at any time. Problems or delays that we experience on any specific project could materially adversely affect our business and financial condition.

MARKET ACCEPTANCE OF OUR TECHNOLOGY AND SERVICES STILL REMAINS UNCERTAIN

      Many potential users of our SET technology have already invested substantial funds in other forms of environmental remediation technology, including (i) incineration, (ii) plasma arc, (iii) vitrification, (iv) molten metal, (v) molten salt, (vi) chemical neutralization, (vii) catalytic electrochemical oxidation and (viii) supercritical wet oxidation. Our growth and future financial performance will depend on our ability to demonstrate to prospective partners and customers the advantages of our environmental technology over other technologies. There can be no assurance that we will be successful in this effort. Furthermore, it is possible that competing technologies may be perceived to have, or may actually have, certain advantages over our technology for certain industries or applications.

WE MAY NOT BE ABLE TO COMPETE SUCCESSFULLY IN THE ENVIRONMENTAL SERVICES
INDUSTRY

      Competition in the environmental services industry is intense. The industry is dominated by large companies such as Bechtel, Westinghouse, Foster Wheeler and ICF Kaiser, among others. These companies are called upon to serve as primary contractors and consultants on a large portion of the Superfund, federal and state government, Department of Energy and Department of Defense projects. Additionally, many smaller engineering firms, construction firms, consulting firms and other specialty firms have entered the environmental services industry in recent years, and additional firms can be expected to enter the industry in the future. Many of our competitors in the environmental services industry have significantly greater financial resources and more established market positions than we do. There can be no assurance that we will be able to compete with these companies, or that other firms will not expand into or develop expertise in the areas in which we specialize.

WE MAY BE SIGNIFICANTLY AFFECTED BY EXTENSIVE ENVIRONMENTAL REGULATIONS

      The scope and nature of environmental regulation, at the federal, state and local levels, has expanded dramatically in recent years. Such regulations impose stringent guidelines on companies that generate and handle hazardous materials, as well as other companies involved in various aspects of the environmental services industry. Any future increases or changes in regulation may result in our incurring additional costs for equipment, retraining, development of new remediation plans, handling of hazardous materials and other costs.

      In addition to the burdens imposed on our operations by various environmental regulations, federal law imposes strict joint and several liability on (i) present and former owners and operators of facilities that release hazardous substances into the environment, (ii) generators and transporters of such substances and (iii) persons arranging for the disposal of such substances. All such persons may be liable for the costs and damages (including penalties and fines) associated with environmental remediation, including investigation, cleanup and natural resource damages. These costs can be very substantial. In light of the growing trend to impose and expand the responsibility and scope of liability for environmental cleanup costs, there can be no assurance that we will not be liable for such costs and damages or exposed to other liabilities for our business activities.

      As our environmental technology is commercialized, we may be required to obtain environmental liability insurance in the future in amounts greater than those we currently maintain. There can be no assurance, however, that such insurance will provide coverage against all claims made against us. In addition, as the cost of cleaning or correcting environmental hazards can be extremely high, even if we are determined to be liable for costs that are covered by our insurance, there can be no assurance that such coverage will be adequate to pay the entire cost. If that occurs, we may be responsible for paying costs in excess of our insurance coverage, which could have a material adverse effect on our business, financial condition and results of operations.

OUR FUTURE SUCCESS MAY DEPEND ON CONTINUED ENVIRONMENTAL REGULATION IN CERTAIN AREAS

      The growth of the environmental services industry has been largely attributable to, and tracks, the increase in environmental regulation since the 1970s. The demand for environmental services has been largely the result of facility owners attempting to comply with, or avoid liability under, existing or newly imposed environmental regulations at the federal, state and local levels. Because of the burden imposed on the industry in complying with such regulations, efforts have been made by various groups to seek the relaxation or repeal of certain forms of environmental regulation. While such efforts to relax environmental regulation have been largely unsuccessful to date, there can be no assurance that the scope or growth of environmental regulation will not be curtailed in the future. Any relaxation of environmental regulation may result in a decline in demand for environmental services and may adversely affect our operations.

WE ARE DEPENDENT UPON THE SPENDING LEVELS OF GOVERNMENTAL AND INDUSTRIAL
ENTITIES

      Because of the nature of sites requiring environmental services, the growing public emphasis on environmental matters and the cost of environmental services, a significant portion of all funds budgeted for such services has already been spent by governmental agencies and large industrial entities. While third-party reimbursement may be sought in various cleanups, most Superfund cleanups, as well as weapons and other nuclear facility cleanups, involve significant spending by governmental agencies. As budget constraints and emphasis on employment, international competition and other considerations grow, certain governmental agencies and industrial entities may choose to delay or curtail expenditures for environmental services. Any curtailment or delays in spending for environmental services by governmental agencies or industrial entities can be expected to have a material adverse effect on the environmental services industry and on our operations and prospects.

OUR BUSINESS IS HEAVILY DEPENDENT UPON CONTRACTS TO PROVIDE SERVICES FOR THE DEPARTMENT OF ENERGY

      A significant portion of our revenues during the past two years have come from contracts that we have to provide services for the Department of Energy. Revenues from our contract to provide technical management support services to the Department of Energy for the opening and operation of the Waste Isolation Pilot Plant near Carlsbad, New Mexico constituted approximately 62% of our total revenues in 1999. Revenues from our contract to provide technical, engineering and scientific support for the closedown and cleanup of the Department of Energy's facility at Rocky Flats, Colorado accounted for approximately 22% of our total revenues in 1999. The Waste Isolation Pilot Plant contract will expire on September 30, 2000, and the Rocky Flats contract will expire on June 30, 2000. In order for us to replace the revenues attributable to such large projects, we must secure one or more large projects or a large number of smaller projects. There is no assurance that we can adequately replace such projects with other projects that will produce as much revenue. If we fail to do so, our business, financial condition and results of operations will be materially adversely affected. Furthermore, there is no assurance that we will not continue to be dependent on a small number of major customers for a significant portion of our revenues.

OUR CASH NEEDS ARE SIGNIFICANT AND WE WILL NEED ADDITIONAL FUNDING IN THE FUTURE

      We have required and will require substantial working capital to support our ongoing operations. As is common in the environmental services industry, payments for services rendered by us are generally received pursuant to specific draw schedules after services are rendered. Thus, pending the receipt of payments for services rendered, we must typically fund substantial project costs, including significant labor and other costs, from internal and outside financing sources.

      Prior to our initial public offering, financing for all of our activities had been provided in the form of direct equity investments and loans by Commodore Environmental Services, Inc. ("COES"), the owner of approximately 49% of our outstanding common stock. Since the consummation of our initial public offering in July 1996, we have financed our operations internally without utilizing any substantial bank lines of credit. Because of expenditures relating to research and development and other infrastructure expenditures, we have experienced periodic working capital shortages. As a result of such working capital shortages, we were required to raise additional capital in 1997 through private placements of our preferred stock and common stock, from which we received aggregate net proceeds of approximately $4.0 million. In addition, we received an aggregate of approximately $9,450,000 from unsecured loans from COES in 1997 and 1998, which loans were retired in March and September 1998. Currently, Advanced Sciences has begun repayment of an intercompany loan from our company of approximately $6.3 million and, to date, have paid us back approximately $210,000. We also closed an equipment financing loan providing approximately $1,000,000 in working capital in July 1999.

      Notwithstanding such financing, we expect that we will require significant additional capital either in the form of debt or equity in the near future to support the following activities:

      o     development and commercialization activities;

      o     investments in complementary products and technologies;

      o     expansion of our environmental management services business; and

      o     general and administrative functions.

Our future capital requirements and the adequacy of our available funds depend on numerous factors, including:

      o     successful commercialization of our technology;

      o     acquisition of complementary products and technologies;

      o     magnitude, scope and results of our development efforts;

      o     progress of regulatory affairs activities;

      o our ability to maintain and obtain new collaborative working arrangements and agreements;

      o     competing technological and market developments; and

      o the nature and timing of remediation and cleanup projects and permits required.

      There can be no assurance we will be able to obtain additional financing on acceptable terms, if at all. We may seek to raise additional capital through public or private offerings of equity or debt or through collaborative agreements, strategic alliances with corporate partners and others, or through other contractual arrangements with third parties. If adequate funds are not available, we may be required to delay, scale back or eliminate one or more of our development programs or certain aspects of our operations (in addition to those we have already curtailed), or to obtain funds by entering into arrangements with collaborative partners or others that may require us to relinquish rights to our technology that we would not otherwise relinquish, or to license third parties to commercialize our technology that we would otherwise seek to develop ourselves. If adequate funds are not available, our business, financial condition and results of operations will be materially adversely affected.

THE PATENT AND OTHER INTELLECTUAL PROPERTY PROTECTION WE CURRENTLY HAVE MAY NOT BE ADEQUATE TO PROTECT US FROM INFRINGEMENT BY OTHERS AND WE CANNOT BE SURE THAT OUR BUSINESS DOES NOT INFRINGE ON THE PROPRIETARY RIGHTS OF OTHERS

      We are highly dependent upon proprietary technology and seek to protect such technology through a combination of patents, licenses and trade secrets. We have applied for and obtained patents for certain proprietary aspects of our technology and processes in the United States and other countries. Our success depends, in large part, on our ability to obtain additional patents, protect the patents that we currently own, maintain trade secrecy protection and operate without infringing on the proprietary rights of third parties. The patents that we currently own are improvement patents, which are more difficult to monitor for infringement than those that would be contained in a patent covering a pioneering invention or technology. There can be no assurance that any of our pending patent applications will be approved, that we will develop additional proprietary technology that is patentable, that any patents issued to us will provide us with competitive advantages or will not be challenged by third parties or that the patents of others will not have an adverse effect on our ability to conduct our business. Furthermore, there can be no assurance that others will not independently develop similar or superior technologies, duplicate elements of our technologies, or design around our technology.

      In the future, we may need to acquire licenses to, or to contest the validity of, issued or pending patents of third parties. There can be no assurance that any license acquired under such patents would be made available to us on acceptable terms, if at all, or that we would prevail in any such contest. In addition, we could incur substantial costs in defending ourselves in suits brought against us for alleged infringement of another party's patents or in defending the validity or enforceability of our patents. In addition to patent protection, we also rely on trade secrets, proprietary know-how and technology, which we seek to protect, in part, by entering into confidentiality agreements with our prospective working partners and collaborators, employees and consultants. There can be no assurance that these agreements will not be breached, that we would have adequate remedies for any breach, or that our trade secrets and proprietary know-how will not otherwise become known or be independently discovered by others.

OUR ACQUISITION PROGRAM POSES SPECIAL RISKS AND FINANCIAL CONSEQUENCES TO US

      As part of our growth strategy, we may seek to acquire or invest in complementary (including competitive) businesses, products or technologies. Acquisitions involve numerous risks, including:

      o difficulties in the assimilation of the acquired operations, technologies and products;

      o     diversion of management's attention from other business concerns;
            and

      o     potential departures of key employees of the acquired company.

      If we successfully identify acquisitions in the future, completing such acquisitions may result in:

      o     new issuances of our stock that may be dilutive to current owners;

      o     increases in our debt and contingent liabilities; and

      o additional amortization expenses related to goodwill and other intangible assets.

      Any of these risks could materially adversely affect our business, financial condition and results of operations.

      We continue to explore potential acquisitions. We may not be able to identify, successfully complete or integrate potential acquisitions in the future. However, even if we can, we cannot be sure that such acquisitions will have a positive impact on our business or operating results.

WE ARE HEAVILY DEPENDENT ON OUR KEY MANAGEMENT AND OUR ABILITY TO HIRE OTHER QUALIFIED PERSONNEL

      Our success depends to a significant extent upon the performance of senior management and other key employees and on our ability to continue to attract and retain highly qualified personnel. We do not have employment agreements with any of our key employees. Such individuals could leave the company at any time. Should any of the members of our senior management be unable or unwilling to continue in their present roles, or should such persons determine to enter into competition with us, our operations and prospects could be adversely affected. Competition for highly skilled employees with technical, management, marketing, sales, product development and other specialized training is intense, and we cannot assure you that we will be successful in attracting and retaining such personnel in the future. We presently do not carry any key-man life insurance.

WE HAVE VERY LIMITED MANUFACTURING OPERATIONS AND RELY ON OUTSIDE SOURCES OF SUPPLY FOR MOST OF THE STRATEGIC COMPONENTS USED IN OUR SET TECHNOLOGY

      We currently have very limited manufacturing capabilities and experience in manufacturing the components used in our SET process. We intend to continue to rely on outside sources of supply for most of the strategic components utilized in the SET technology. If we were unable to obtain a sufficient supply of required components, we could experience significant delays in the manufacture of SET equipment, which could result in the loss of orders and customers and could have a material adverse affect on our business, financial condition and results of operations. In addition, if the cost of raw materials or finished components were to increase, there can be no assurance that we would be able to pass such increase to our customers. The use of outside suppliers also entails risks of quality control and disclosure of proprietary information.

OUR BOARD OF DIRECTORS HAS A POTENTIAL CONFLICT OF INTERESTS

      Paul E. Hannesson, our Chairman of the Board, President and Chief Executive Officer, also serves as the Chairman of the Board and Chief Executive Officer of our affiliate, Commodore Separation Technologies, Inc. ("Separation"), and devotes a portion of his business and professional time and efforts to Separation's business. In addition, six out of seven members of our board of directors also serve as directors of Separation. Mr. Hannesson and those other directors may have potential conflicts of interest with respect to, among other things, potential corporate opportunities, business combinations, joint ventures and/or other business opportunities that may become available to them. Moreover, while Mr. Hannesson has agreed to devote a significant portion of his business and professional time and efforts to the Company, potential conflicts of interest also include the amount of time and effort devoted by him to Separation. We may be materially adversely affected if Mr. Hannesson and/or the other directors choose to place the interests of Separation before those of the company.

      Mr. Hannesson and the other directors have agreed that, to the extent such opportunities arise, they will carefully consider a number of factors, including:

      o     whether such opportunities are within our line of business;

      o whether such opportunities are consistent with our strategic objectives; and

      o whether we will be able to undertake or benefit from such opportunities.

In addition, our board has adopted a policy whereby any future transactions between the Company and any of its subsidiaries, affiliates, officers, directors, or principal stockholders will be on terms no less favorable to us than could reasonably be obtained in "arm's length" transactions with independent third parties. Mr. Hannesson and the other directors also owe fiduciary duties of care and loyalty to us under Delaware law. However, our failure to resolve any conflicts of interest in our favor could materially adversely affect our business, financial condition and results of operations.

FUTURE SALES OF OUR COMMON STOCK MAY HAVE A DEPRESSIVE EFFECT ON THE MARKET PRICE OF OUR STOCK

      On a fully-diluted basis (not including the shares of our common stock underlying the Series E preferred stock), approximately 60,849,570 shares of our common stock would be outstanding on the date of this prospectus. Of such shares, 27,787,013 shares would be freely tradable without restriction or further registration under the Securities Act, except to the extent such shares are held by our "affiliates." The remaining 33,062,557 shares are "restricted securities" as defined in Rule 144 promulgated under the Securities Act, and may only be sold in the public market if such shares are registered under the Securities Act of 1933, as amended, or sold in accordance with Rule 144 or another exemption from registration. We cannot predict the effect, if any, that future sales of shares, or the availability of shares for future sale, will have on the prevailing market price of our common stock. Sales of substantial amounts of our common stock, or the perception that such sales could occur, could adversely affect prevailing market prices for our common stock.

WE DO NOT ANTICIPATE PAYING ANY DIVIDENDS ON OUR COMMON STOCK

      We have never paid any dividends on our common stock. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. The current policy of our board of directors is to retain earnings to finance the operations and expansion of our business. Any future determination to pay dividends will depend on our results of operations, financial condition, capital requirements, contractual restrictions and other factors deemed relevant by our board of directors.

THE MARKET PRICE OF OUR COMMON STOCK HAS FLUCTUATED CONSIDERABLY AND WILL PROBABLY CONTINUE TO DO SO

      The stock markets have experienced extreme price and volume fluctuations. The market prices for our common stock and publicly traded warrants have been historically volatile. The market prices of our securities could be subject to wide fluctuations in the future as well in response to a variety of events or factors, some of which may be beyond our control. These could include, without limitation:

      o     future announcements of new competing technologies;

      o changing policies and regulations of the federal government and state governments;

      o the status of our patent protection and other intellectual property rights;

      o     quarterly fluctuations in our financial results;

      o     liquidity of the market for our securities;

      o     public perception of our company and our entry into new markets; and

      o     general conditions in our company's industry and the economy.

OUR CHARTER CONTAINS AUTHORIZED, UNISSUED PREFERRED STOCK THAT MAY INHIBIT A TAKEOVER

      Our certificate of incorporation and by-laws contain provisions that could make it more difficult for a third party to acquire the company. Our certificate of incorporation authorizes our board of directors to issue preferred stock without stockholder approval and upon such terms as it may determine. The rights of holders of our common stock are subject to, and may be adversely affected by, the rights of future holders of preferred stock. In addition, our by-laws require stockholders to provide advance notice to nominate candidates for election as directors and to submit proposals for consideration at stockholder meetings. Section 203 of the Delaware General Corporation Law makes it more difficult for an "interested stockholder" (generally a 15% stockholder) to effect various business combinations with a corporation for a three-year period after the stockholder becomes an "interested stockholder." In general, these provisions may discourage a third party from attempting to acquire our company and, therefore, may inhibit a change of control of our company under circumstances that could give stockholders an opportunity to realize a premium over then-prevailing market prices.

OUR FAILURE AND THE FAILURE OF OUR CUSTOMERS AND PARTNERS TO BE YEAR 2000 COMPLIANT COULD NEGATIVELY IMPACT OUR BUSINESS

      The year 2000 date issue arises from the fact that many computer systems and applications currently use only two digits to identify the year in date fields. As a result, date-sensitive systems may recognize the year 2000 as 1900, or may not recognize the year 2000 at all. This could result in either miscalculations or system failures. As of the date of this prospectus, however, we have not experienced any material interruptions in or adverse impact on our business operations nor have we experienced any negative impact on our financial condition as a result of year 2000 issues. We could, however, experience certain problems related to the year 2000 in the future.

      We rely on information technology systems and non-information technology systems (e.g., equipment with embedded microprocessors) in connection with our business operations. In addition, we rely upon the proper functioning of the computer and non-information technology systems of our collaborative partners, suppliers and customers.

      We prepared our internal computer and embedded systems for the year 2000 and implemented changes to ease potential year 2000 problems. To accomplish this, we purchased and implemented software programs that have been independently developed by third parties which test year 2000 compliance for the majority of our systems. We completed year 2000 compliance testing on all of our critical systems and the total cost of our year 2000 compliance plan was approximately $61,500. Such total cost does not include potential costs related to any systems used by our customers, any third party claims, or the costs of the replacement of internal software and hardware which occurs in the normal course of our business. The overall cost of our year 2000 compliance plan was a minor portion of our total information technology budget and has not to date materially delayed the implementation of any other unrelated projects that we have planned to undertake. Any of the following could have a material adverse effect on our business, financial condition and results of operations:

      o a failure to fully identify all Year 2000 dependencies in our systems;

      o a failure to fully identify all Year 2000 dependencies in the systems of our collaborative partners, suppliers and customers;

      o a failure of our collaborative partners, suppliers and customers to adequately address their Year 2000 issues;

      o the failure of any contingency plans developed to protect our business and operations from Year 2000-related interruptions; and

      o delays in the implementation of new systems resulting from Year 2000 problems.

      The above-mentioned year 2000 issues have not to date had a material negative impact on our financial condition or results of operations. However, the specific extent to which we may be affected by such matters in the future is not certain.

                           FORWARD-LOOKING STATEMENTS

      This prospectus includes "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act based on our current expectations and projections about future events. These forward-looking statements are subject to a number of risks and uncertainties which could cause our actual results to differ materially from historical results or those anticipated. Certain of those risks and uncertainties are beyond our control. The words "believe," "expect," "anticipate" and similar expressions identify forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. New risk factors emerge from time to time and it is not possible for us to predict all such risk factors, nor can we assess the impact of all such risk factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those forecast in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. Please see "Risk Factors" for a discussion of certain risks that are relevant to us.

                                 USE OF PROCEEDS

      All of the common stock offered hereby is being sold by or for the selling stockholders. We will not receive any proceeds from the sale of the common stock offered hereby. We will, however, receive the exercise price upon the exercise of warrants held by The Shaar Fund Ltd. We plan to use all such proceeds for working capital and general corporate purposes.

                              SELLING STOCKHOLDERS

      The following table sets forth:

            o     the name of each selling stockholder;

            o the number of shares of common stock, and the percentage (if 1% or more) of the outstanding shares of such class, owned as of January 26, 2000;

            o the number of shares which may be sold pursuant to this prospectus for the account of the selling stockholder; and

            o the number of such shares, and the percentage (if 1% or more) of the outstanding shares of such class, that will be owned by the Selling Stockholder, assuming the sale of all the shares offered pursuant to this prospectus.

Since we have not been informed whether or not any selling stockholders intend to sell any shares, the following table has been prepared assuming that all shares offered under this prospectus will be sold to parties unaffiliated with the selling stockholders. The inclusion of shares in the table below does not constitute a commitment to sell any shares. Unless otherwise indicated, the selling stockholders have sole voting and investment power with respect to their shares.


                                                                            NUMBER OF
                                          SHARES OF COMMON STOCK              SHARES          SHARES OF COMMON STOCK
                                          OWNED PRIOR TO THE SALE          WHICH MAY BE        OWNED AFTER THE SALE
                                       ----------------------------            SOLD           ----------------------
NAME AND POSITION/RELATIONSHIP         NUMBER               PERCENT           HEREBY          NUMBER        PERCENT
------------------------------         ------               -------           ------          ------        -------
The Shaar Fund Ltd.                          0               *            7,500,000(1)            0             *

Commodore Environmental                15,456,677(2)       49.9%          2,500,000(3)        12,956,677(2)   41.8%
Services, Inc.

----------

*     Represents less than 1% of the outstanding shares of our common stock.

(1) Pursuant to a Registration Rights Agreement, dated as of November 4, 1999, by and between our company and The Shaar Fund Ltd., we agreed to register 7,500,000 shares of our common stock for sale by The Shaar Fund. The Shaar Fund may receive shares of our common stock in lieu of cash dividend payments on the Series E preferred stock, upon conversion of the Series E preferred stock, and upon exercise of its warrant to purchase up to 312,500 shares of our common stock. The 7,500,000 shares being registered hereby for sale by The Shaar Fund is not intended to be a representation of the number of shares of our common stock which may actually be issued to The Shaar Fund, which may be materially more or less than 7,500,000. The conversion price of the Series E preferred stock is the market price of our common stock at the time of conversion; therefore, the number of shares of our common stock we may actually issue to The Shaar Fund upon conversion of the Series E preferred stock will depend upon the market price of our common stock at the time of conversion and may be subject to stockholder approval.

(2) Does not include shares underlying currently exercisable warrants to purchase an aggregate of 14,410,540 shares of our common stock at prices ranging from $1.28 per share to $7.03 per share.

(3) Pursuant to a letter agreement between our company and Commodore Environmental Services, Inc., dated November 4, 1999, Commodore Environmental agreed, among other things, that it will not sell or distribute any or all of these shares at a price less than $2.00 per share for so long as The Shaar Fund Ltd. has not converted 75% or more of its Series E convertible preferred stock.

                              PLAN OF DISTRIBUTION

      All or a portion of the shares offered hereby may be sold, from time to time, by or for the selling stockholders in one or more transactions on the American Stock Exchange, in the public market off the American Stock Exchange, in privately negotiated transactions, or in a combination of such transactions. Such sales may be made either at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. Pursuant to a letter agreement between our company and Commodore Environmental Services, Inc., dated November 4, 1999, Commodore Environmental agreed, among other things, that it will not sell or distribute any or all of its shares offered hereby at a price less than $2.00 per share for so long as The Shaar Fund Ltd. has not converted 75% or more of its Series E convertible preferred stock. The shares may be sold by or for the selling stockholders by one or more of the following methods, without limitation:

      o block trades in which a broker or dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

      o purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus;

      o an exchange distribution in accordance with the rules of such exchange;

      o ordinary brokerage transactions and transactions in which a broker may solicit purchasers;

      o     privately negotiated transactions;

      o     short sales; and

      o     a combination of any such methods of sale.

      In effecting sales, brokers and dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders (or, if any such broker-dealer acts as agent for the purchaser of such shares, from such purchaser) in amounts to be negotiated which may be less than, or in excess of, those customary in the types of transactions involved. Any shares of common stock that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

      The selling stockholders and any broker-dealers or agents that participate with the selling stockholders in the distribution of the shares may be deemed to be "underwriters" within the meaning of the Securities Act, and any commissions received by them and any profit received by them may be deemed to be underwriting commissions or discounts under the securities act.

      Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares may not simultaneously engage in market-making activities with respect to our common stock for a period of one business day prior to the commencement of such distribution. In addition and without limiting the foregoing, each selling stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M, which provisions may limit the timing of purchases and sales of our common stock by the selling stockholders. All of the foregoing may limit the marketability of the shares.

      To our knowledge, no underwriting arrangements have been entered into by the selling stockholders with respect to the shares as of the date of this prospectus . If we are notified by a selling stockholder that any material arrangement has been entered into with a broker or dealer for the sale of shares through a block trade, special offering or secondary distribution, or a purchase by a broker or dealer, we will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (a) the name of each such selling stockholder and of the participating broker or dealer,
(b) the number of shares involved, (c) the price at which such shares were sold, (d) the commissions paid or the discounts or concessions allowed to such broker or dealer, where applicable, (e) that such broker or dealer did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (f) other facts material to the transaction.

      We will maintain the effectiveness of the registration statement of which this prospectus is a part until the earlier of (i) five years after the effective date of the registration statement or (ii) such time as all the shares registered hereby have been sold or are no longer subject to volume or manner of sale restrictions under the Securities Act.

      In order to comply with the securities laws of certain states, if applicable, the shares will be sold in such jurisdictions only through registered or licensed brokers or dealers.

      We will pay all expenses incurred to register the shares, which are estimated to be approximately $18,380, but all brokerage commissions and other expenses incurred by individual selling stockholders will be paid by them. There is no assurance that any of the selling stockholders will sell any or all of the shares offered hereby.

                                  LEGAL MATTERS

      The validity of the shares offered hereby has been passed upon by our counsel, Greenberg Traurig, New York, New York. A shareholder of Greenberg Traurig holds options to purchase 275,000 shares of COES common stock.


                                    EXPERTS

      The financial statements of Commodore Applied Technologies, Inc. and Subsidiaries as of December 31, 1998 and 1997 and for each of the three years in the period ended December, 31, 1998, incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 1998, have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to our ability to continue as a going concern as described in Note 2 to the financial statements) of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                       WHERE YOU CAN FIND MORE INFORMATION

      We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission that are required to be filed under the Securities Exchange Act of 1934, as amended. You may read and copy such reports, proxy statements and other information at the SEC's public reference rooms located at 450 Fifth Street, N.W., Washington, D.C. 20549, at Seven World Trade Center, Suite 1300, New York, New York 10048, and at Northwest Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC's internet site on the World Wide Web at http://www.sec.gov. Copies of these reports, proxy statements and other information also can be inspected at the offices of the American Stock Exchange, 86 Trinity Place, New York, New York 10006.

      We have filed a registration statement on Form S-3 with the SEC with respect to the shares. This prospectus constitutes a part of that registration statement. As allowed by SEC rules, this prospectus does not contain all of the information you can find in the registration statement and its exhibits. In addition, there may have been changes in the facts set forth in this prospectus since the date it was filed. For further information about us and our common stock, you should consult the registration statement and its exhibits. Statements in this prospectus regarding the contents of any documents are not necessarily complete, and each statement is qualified in its entirety by reference to the copy of the document on file with the SEC. You may inspect and obtain copies of the registration statement and any of its amendments, including exhibits filed as a part of the registration statement or an amendment to the registration statement, through the entities listed above.

      The SEC allows us to "incorporate by reference" certain information we file with the SEC, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. Information contained in a previously filed document that we incorporate by reference is considered to be a part of this prospectus, except for any information superseded by information in this prospectus. Information that we file with the SEC after the date of this prospectus will automatically update and supersede the information contained or incorporated by reference in this prospectus.

      The following documents we filed with the SEC pursuant to the Exchange Act (File No. 1-11871), as well as any future filings under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act made prior to the termination of the offering, are incorporated by reference:

      (a) our Annual Report on Form 10-K for the year ended December 31, 1998, including the exhibits thereto;

      (b) our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, June 30 and September 30, 1999;

      (c) our Current Report on Form 8-K dated December 25, 1998, and Amendment No. 1 on Form 8-K/A thereto filed with the SEC on March 9, 1999;

      (d) our Current Report on Form 8-K dated August 17, 1999, and Amendment No. 1 on Form 8-K/A thereto filed with the SEC on September 1, 1999;

      (e) our Current Reports on Form 8-K dated April 21, 1999, October 1, 1999 and October 31, 1999; and

      (f) the description of our common stock contained in our registration statement on Form 8-A, dated June 24, 1996, as amended by our registration statement on Form 8-A/A, dated June 26, 1996, filed under Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such information.

      We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered a copy of any or all documents incorporated by reference into this prospectus except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests for copies can be made by writing or telephoning us at our principal executive office at 150 East 58th Street, Suite 3400, New York, New York 10155, Attention: General Counsel; telephone number (212) 308-5800.

================================================================================

                                10,000,000 Shares

                      COMMODORE APPLIED TECHNOLOGIES, INC.

                                  COMMON STOCK

                           --------------------------

                                   PROSPECTUS

                           --------------------------

                                -----------------

                                _______ __, 2000

                                -----------------

WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE ANY INFORMATION OR REPRESENT ANYTHING NOT CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS. YOU MUST NOT RELY ON ANY UNAUTHORIZED INFORMATION. THIS PROSPECTUS DOES NOT OFFER TO SELL ANY SHARES IN ANY JURISDICTION WHERE IT IS UNLAWFUL. THE INFORMATION IN THIS PROSPECTUS IS CURRENT ONLY AS OF ITS DATE.

================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

      The following table sets forth the costs and expenses in connection with the sale and distribution of the securities being registered, other than underwriting discounts and commissions. All of the amounts shown are estimates except the Securities and Exchange Commission registration fee.

                                                                To be Paid
                                                                  by the
                                                                Registrant
                                                                ----------
      SEC registration fee ............................         $ 3,379.20
      Accounting fees and expenses ....................           5,000.00
      Legal fees and expenses .........................           5,000.00
      Miscellaneous expenses ..........................           5,000.00
                                                                ----------
                Total .................................         $18,379.20
                                                                ==========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Section 145(a) of the General Corporation Law of the State of Delaware (the "General Corporation Law") provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe his or her conduct was unlawful.

      Section 145(b) of the General Corporation Law provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted under similar standards as set forth above, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to be indemnified for such expenses which the court shall deem proper.

      Section 145 of the General Corporation Law further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses actually and reasonably incurred by him or her in connection therewith; that indemnification provided for by
Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation may purchase and maintain insurance on behalf of such person against any liability asserted against him or her or incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liabilities under such Section 145.

      Section 102(b)(7) of the General Corporation Law provides that a corporation in its original certificate of incorporation or an amendment thereto validly approved by stockholders may eliminate or limit personal liability of members of its board of directors or governing body for monetary damages for breach of a director's fiduciary duty.

However, no such provision may eliminate or limit the liability of a director for breaching his or her duty of loyalty, failing to act in good faith, engaging in intentional misconduct or knowingly violating a law, paying a dividend or approving a stock repurchase or redemption which was illegal, or obtaining an improper personal benefit. A provision of this type has no effect on the availability of equitable remedies, such as injunction or rescission, for breach of fiduciary duty. The Company's Certificate of Incorporation contains such a provision.

      Article Thirteenth of the Company's Certificate of Incorporation eliminates the personal liability of directors and/or officers to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director; provided that such elimination of the personal liability of a director and/or officer of the Company does not apply to (i) any breach of such person's duty of loyalty to the Company or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) actions prohibited under Section 174 of the General Corporation Law (i.e., liabilities imposed upon directors who vote for or assent to the unlawful payment of dividends, unlawful repurchases or redemption of stock, unlawful distribution of assets of the Company to the stockholders without the prior payment or discharge of the Company's debts or obligations, or unlawful making or guaranteeing of loans to directors and/or officers), or (iv) any transaction from which the director derived an improper personal benefit. In addition, Article Fourteenth of the Company's Certificate of Incorporation and Article VI of the Company's By-Laws provide that the Company shall indemnify its corporate personnel, directors and officers to the fullest extent permitted by the General Corporation Law, as amended from time to time.

      The Company has in force a combined insurance policy with its affiliates under which its directors and officers are insured (with limits of $10 million per occurrence and $10 million in the aggregate) against certain expenses in connection with the defense of such actions, suits or proceedings to which they are parties by reason of being or having been directors or officers of the Company.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company as disclosed above, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 16. EXHIBITS.

EXHIBIT
 NUMBER                             DESCRIPTION
 ------                             -----------

   *4.1 Warrant to purchase shares of Common stock of Commodore Applied Technologies, Inc.

   *4.2    Certificate of Designation of Series E preferred stock.

    4.3    Specimen Form of Common Stock Certificate. (1)

   *5.1    Opinion of Greenberg Traurig, LLP.

  *10.1 Securities Purchase Agreement, dated November 4, 1999, between Commodore Applied Technologies, Inc. and The Shaar Fund Ltd.

  *10.2 Registration Rights Agreement, dated November 4, 1999, between Commodore Applied Technologies, Inc. and The Shaar Fund Ltd.

  *23.1    Consent of PricewaterhouseCoopers LLP.

  *23.2    Consent of Greenberg Traurig, LLP. (contained in Exhibit 5.1).

  *25.1 Power of Attorney (included as part of the signature page to this Registration Statement and incorporated herein by reference).

----------

*     Filed herewith electronically.

(1) Incorporated herein by reference. Filed as an exhibit to the Company's Registration Statement on Form S-1 (Registration No. 333-4396) filed with the Commission on May 2, 1996.

ITEM 17. UNDERTAKINGS.

            (a) The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                        (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                        (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

                        provided, however, that paragraphs (a)(1)(i) and
(a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of the annual report of the employee benefit plans pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 25th day of January, 2000.

                                      COMMODORE APPLIED TECHNOLOGIES, INC.

                                      By: /s/ Paul E. Hannesson
                                          --------------------------------
                                          Paul E. Hannesson
                                          Chairman of the Board, President
                                          and Chief Executive Officer

                                POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Paul E. Hannesson and James M. DeAngelis, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and any other regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

                              --------------------

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                                CAPACITY                                            DATE
---------                                --------                                            ----

    /s/ Paul E. Hannesson                Chairman of the Board, President                    January 25, 2000
---------------------------------        and Chief Executive Officer
Paul E. Hannesson                        (principal executive officer)

    /s/ James M. DeAngelis               Vice President--Finance and Treasurer               January 25, 2000
---------------------------------        (principal financial and accounting officer)
James M. DeAngelis

    /s/ William R. Toller                Director                                            January 25, 2000
---------------------------------
William R. Toller

    /s/ Bentley J. Blum                  Director                                            January 25, 2000
---------------------------------
Bentley J. Blum

    /s/ Kenneth L. Adelman               Director                                            January 25, 2000
---------------------------------
Kenneth L. Adelman

    /s/ Herbert A. Cohen                 Director                                            January 25, 2000
---------------------------------
Herbert A. Cohen

    /s/ David L. Mitchell                Director                                            January 25, 2000
---------------------------------
David L. Mitchell



                                  EXHIBIT INDEX

EXHIBIT
 NUMBER                            DESCRIPTION
 ------                            -----------

   *4.1 Warrant to purchase shares of Common stock of Commodore Applied Technologies, Inc.

   *4.2    Certificate of Designation of Series E Preferred Stock.

    4.3    Specimen Form of Common Stock Certificate. (1)

   *5.1    Opinion of Greenberg Traurig, LLP.

  *10.1 Securities Purchase Agreement, dated November 4, 1999, between Commodore Applied Technologies, Inc. and The Shaar Fund Ltd.

  *10.2 Registration Rights Agreement, dated November 4, 1999, between Commodore Applied Technologies, Inc. and The Shaar Fund Ltd.

  *23.1    Consent of PricewaterhouseCoopers LLP.

  *23.2    Consent of Greenberg Traurig, LLP. (contained in Exhibit 5.1).

  *25.1 Power of Attorney (included as part of the signature page to this Registration Statement and incorporated herein by reference).

----------

*     Filed herewith electronically.

(1) Incorporated herein by reference. Filed as an exhibit to the Company's Registration Statement on Form S-1 (Registration No. 333-4396) filed with the Commission on May 2, 1996.